Exhibit 99.1

T2 Biosystems Highlights New Clinical Data Presented at IDWeek 2023 Conference

Data demonstrates speed, accuracy, and clinical benefits of the T2Dx Instrument and T2 Biosystems’ sepsis panels, including encouraging early detection data for T2Resistance Panel

LEXINGTON, Mass., October 24, 2023 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today highlighted four new studies supporting the T2Bacteria® Panel, the T2Candida® Panel and the T2Resistance® Panel that were recently presented at the IDWeek conference in Boston, Massachusetts. The data demonstrates the speed, accuracy and clinical benefits of the T2Dx® Instrument and T2 Biosystems’ sepsis panels and early analytical data on the T2Resistance Panel.

“We are encouraged by our latest clinical results as they showcase the critical detection capabilities of both our instrument and sepsis test panels. Adding to our clinical data library and increasing awareness of the clinical and economic benefits of our technology is an important part of our commercial strategy,” said John Sperzel, Chairman and CEO of T2 Biosystems. “In addition, we appreciate the strong display of support from our customers as they continue to highlight real world performance and benefits of our sepsis products in their sepsis patient management.”

Data Highlights

Acting on Results: How Culture Independent Diagnostics Impact Patient Care and Stewardship

Audry Hawkins, PharmD, BCIDP, University of Louisville (UofL) Health System and Navaneeth Narayanan, PharmD, MPH, BCIDP, Robert Wood Johnson Hospital

Speakers reviewed the implementation of T2Bacteria and T2Candida, clinical impacts and case studies:

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Reviewed patient selection criteria for T2Bacteria at UofL Health System and shared 3 clinical cases where T2Bacteria facilitated faster optimization of antimicrobial therapy and provided clarity in the setting of negative cultures in highly antimicrobial experienced patients.

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Reviewed T2Candida patient criteria and algorithms for responding to T2Candida results at Robert Wood Johnson Hospital and shared 2 clinical cases where T2Candida facilitated appropriate source evaluation and control in a critically ill patient in the setting of a positive result and facilitated de-escalation of antifungals in the setting of a negative result.

Candidemia: Role of T2Candida® compared to Bact/Alert Virtuo blood culture system in a real-world setting

Birk NK et al., Henry Ford Hospital

The poster presentation found that T2Candida continues to outperform at detecting candidemia blood culture even as blood culture monitoring technology advances.

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Retrospective study comparing all patients with T2Candida and blood culture results collected from January 2018 to January 2019 (VersaTREK; n=522) and March 2019 to March 2020 (Virtuo; n=348) comparing the positivity rate of T2Candida and the two respective blood culture monitoring systems. Positivity rates were significantly higher with T2Candida (8.6%) compared to blood culture (2.7%) in the VersaTREK cohort, p<0.001. Positivity rates were significantly higher with T2Candida (9.8%) compared to blood culture (2.3%) in the Virtuo cohort, p<0.001.

Predictors of 30-Day Mortality Among Critically Ill Patients with Candidemia Identified by T2Candida Panel

Caniff KE et al., Anti-infective Research Laboratory/Wayne State University

Poster on retrospective, multi-center study evaluating predictors of 30-day mortality in patients with known T2Candida positive results including the following conclusions:

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“Empiric antifungal administration and ID consultation are modifiable risk factors that were independently associated with reduced odds of 30-day mortality in patients with candidemia identified by T2Candida Panel, highlighting their importance in clinical management”

•	“Real-world use of theT2Candida Panel allowed for rapid identification of candidemia and prompt initiation of definitive therapy”

Rapid Detection of Antibiotic Resistance Genes Direct from Whole Blood Samples by T2 Magnetic Resonance (T2MR®)

Wang J et al., T2Biosystems

T2 Biosystems authored poster on analytical studies evaluating the limit of detection, analytical reactivity/inclusivity, interfering substances, and analytical specificity/exclusivity of the T2Resistance Panel.

•	Limit of detection for all 13 genes was <20 CFU/mL (ranging from 3-18 CFU/mL).

•	The panel has broad inclusivity of resistance gene variants, no observed interfering substances from those tested, and no observed cross-reactivity with other species or resistance markers.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, the T2Biothreat™ Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the Acinetobacter baumannii test, the Candida auris test, and the T2Lyme™ Panel, as well as next-generation products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the detection capabilities of the Company’s T2Dx Instrument and sepsis test panels, the clinical and economic benefits of the Company’s technology, and the real world performance and benefits of the Company’s sepsis products , as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406